Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Strategic Education, Inc. (formerly known as Strayer Education, Inc.) of our report dated March 1, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Strayer Education, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

McLean, VA

November 8, 2018